As filed with the Securities and Exchange Commission on December 1, 1999

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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|_|  Definitive proxy statement
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|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  MUNIHOLDINGS CALIFORNIA INSURED FUND II, INC.
                   MUNIHOLDINGS CALIFORNIA INSURED FUND, INC.
                 MUNIHOLDINGS CALIFORNIA INSURED FUND III, INC.
                  MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.
                                  P.O. Box 9011
                        Princeton, New Jersey 08543-9011
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  Same as above
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

                  MUNIHOLDINGS CALIFORNIA INSURED FUND II, INC.
                   MUNIHOLDINGS CALIFORNIA INSURED FUND, INC.
                 MUNIHOLDINGS CALIFORNIA INSURED FUND III, INC.
                  MUNIHOLDINGS CALIFORNIA INSURED FUND IV, INC.


November 22, 1999



Dear Stockholder:

         Recently, you received a joint proxy statement and prospectus describing a proposed reorganization of the listed funds in which MuniHoldings California Insured Fund II, Inc. (the "surviving fund") would acquire the assets and assume the liabilities of MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured Fund III, Inc., and MuniHoldings California Insured Fund IV, Inc. in exchange for shares of the common stock and auction market preferred stock of the surviving fund. At the time the proxy statement and prospectus was mailed, the audited financial statements of the funds with a fiscal year ending September 30, 1999 were not available.

         For that reason and in order to ensure that you have all the information you might need about the proposed reorganization, we have enclosed the Annual Report to Stockholders of MuniHoldings California Insured Fund IV, Inc. which contains that fund's audited financial statements for the year ended September 30, 1999.

         If you have not yet completed and returned your proxy card we urge you to do so now. Your vote is important. If you have any questions regarding the meeting agenda or the execution of your proxy, please call Shareholder Communications Corporation at 1-800-645-4519.

                                                              MUNIHOLDINGS
                                                              CALIFORNIA
                                                              INSURED
                                                              FUND IV, INC.

                               [GRAPHIC OMITTED]

                                                     STRATEGIC
                                                              Performance

                                                              Annual Report
                                                              September 30, 1999

                  MuniHoldings California Insured Fund IV, Inc.

The Benefits and
Risks of
Leveraging

MuniHoldings California Insured Fund IV, Inc. has the ability to leverage to seek to enhance the yield and net asset value of its Common Stock. However, these objectives cannot be achieved in all interest rate environments. To leverage, the Fund issues Preferred Stock, which pays dividends at prevailing short-term interest rates, and invests the proceeds in long-term municipal bonds. The interest earned on these investments is paid to Common Stock shareholders in the form of dividends, and the value of these portfolio holdings is reflected in the per share net asset value of the Fund's Common Stock. However, in order to benefit Common Stock shareholders, the yield curve must be positively sloped; that is, short-term interest rates must be lower than long-term interest rates. At the same time, a period of generally declining interest rates will benefit Common Stock shareholders. If either of these conditions change, then the risks of leveraging will begin to outweigh the benefits.

To illustrate these concepts, assume a fund's Common Stock capitalization of $100 million and the issuance of Preferred Stock for an additional $50 million, creating a total value of $150 million available for investment in long-term municipal bonds. If prevailing short-term interest rates are approximately 3% and long-term interest rates are approximately 6%, the yield curve has a strongly positive slope. The fund pays dividends on the $50 million of Preferred Stock based on the lower short-term interest rates. At the same time, the fund's total portfolio of $150 million earns the income based on long-term interest rates. Of course, increases in short-term interest rates would reduce (and even eliminate) the dividends on the Common Stock.

In this case, the dividends paid to Preferred Stock shareholders are significantly lower than the income earned on the fund's long-term investments, and therefore the Common Stock shareholders are the beneficiaries of the incremental yield. However, if short-term interest rates rise, narrowing the differential between short-term and long-term interest rates, the incremental yield pickup on the Common Stock will be reduced or eliminated completely. At the same time, the market value of the fund's Common Stock (that is, its price as listed on the New York Stock Exchange) may, as a result, decline. Furthermore, if long-term interest rates rise, the Common Stock's net asset value will reflect the full decline in the price of the portfolio's investments, since the value of the fund's Preferred Stock does not fluctuate. In addition to the decline in net asset value, the market value of the fund's Common Stock may also decline.

As a part of its investment strategy, the Fund may invest in certain securities whose potential income return is inversely related to changes in a floating interest rate ("inverse floaters"). In general, income on inverse floaters will decrease when short-term interest rates increase and increase when short-term interest rates decrease. Investments in inverse floaters may be characterized as derivative securities and may subject the Fund to the risks of reduced or eliminated interest payments and losses of invested principal. In addition, inverse floaters have the effect of providing investment leverage and, as a result, the market value of such securities will generally be more volatile than that of fixed-rate, tax-exempt securities. To the extent the Fund invests in inverse floaters, the market value of the Fund's portfolio and the net asset value of the Fund's shares may also be more volatile than if the Fund did not invest in these securities.

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

DEAR SHAREHOLDER

Since inception (January 29, 1999) through September 30, 1999, the Common Stock of MuniHoldings California Insured Fund IV, Inc. earned $0.540 per share income dividends, which included earned and unpaid dividends of $0.068. This represents a net annualized yield of 6.28%, based on a month-end net asset value of $12.81 per share. During the same period, the total investment return on the Fund's Common Stock was -11.61%, based on a change in per share net asset value from $15.00 to $12.81, and assuming reinvestment of $0.472 per share income dividends.

For the six-month period ended September 30, 1999, the Fund's Auction Market Preferred Stock had an average yield of 2.86% for Series A and 3.01% for Series B.

The Municipal Market Environment

The combination of steady strong domestic economic growth, improvement in foreign economies (most notably in Japan) and increasing investor concerns regarding potential increases in US inflation put upward pressure on bond yields throughout the six-month period ended September 30, 1999. Continued strong US employment growth, particularly the decline in the US unemployment rate to 4.2% in early June, was among the reasons the Federal Reserve Board cited for raising short-term interest rates in late June and again in late August. US Treasury bond yields reacted by climbing above 6.25% by mid-August before improving somewhat to 6.05% by September 30, 1999. During the period, yields on 30-year US Treasury bonds increased over 40 basis points (0.40%).

Long-term tax-exempt bond yields also rose during the six months ended September 30, 1999. Until early May, the municipal bond market was able to withstand much of the upward pressure on bond yields. However, investor concerns of additional moves by the Federal Reserve Board to moderate US economic growth and, more importantly, the loss of the strong technical support that the tax-exempt market enjoyed in early 1999 helped push municipal bond yields significantly higher for the remainder of the period. The yields on long-term tax-exempt revenue bonds rose over 65 basis points to 5.96% by September 30, 1999, as measured by the Bond Buyer Revenue Bond Index.

In recent months, the significant decline in new tax-exempt bond issuance has remained a positive factor within the municipal bond market, as it had been for much of the past year. During the last six months, more than $113 billion in long-term municipal bonds was issued, a decline of over 20% compared to the same period a year ago. During the past three months, $55 billion in municipal bonds was underwritten, representing a decline of nearly 15% compared to the corresponding period in 1998. Additionally, in June and July, investors received more than $40 billion in coupon income and proceeds from bond maturities and early bond redemptions. These proceeds have generated considerable retail investor interest, which has helped absorb the recent diminished supply.

Although tax-exempt bond yields are at their highest level in over two years and have attracted significant retail investor interest, institutional demand has declined sharply. Long-term municipal mutual funds have seen consistent outflows in recent months as the yields of individual securities have risen faster than those of larger, more diverse mutual funds. In addition, the demand from property/casualty insurance companies has weakened as a result of the losses, and anticipated losses, incurred as a result of the series of damaging storms across much of the eastern United States. Additionally, many institutional investors who were attracted to the municipal bond market in recent years by historically attractive tax-exempt bond yield ratios of over 90% have found other asset classes even more attractive. Even with a reduced supply position, tax-exempt issuers have been forced to repeatedly raise municipal bond yields in the attempt to attract adequate demand.

The recent relative underperformance of the municipal bond market has resulted in an opportunity for long-term investors to purchase tax-exempt issues whose yields are nearly identical to taxable US Treasury securities. At September 30, 1999, long-term uninsured municipal revenue bond yields were almost 99% of comparable US Treasury securities. In recent months, many taxable asset classes, such as corporate bonds, mortgage-backed securities and US agency debt, have all accelerated debt issuance. This acceleration was initiated largely to avoid issuing securities at year-end and to minimize any associated Year 2000 (Y2K) problems that may develop. However, this increased issuance has also resulted in higher yield levels in the various asset classes as lower bond prices became necessary to attract sufficient investor demand. Going forward, it is believed that the pace of non-US Government debt issuance is likely to slow significantly. As the supply of this debt declines, we would expect many institutional investors to return to the municipal bond market and the attractive yield ratios available.

Looking ahead, it appears to us that long-term municipal bond yields will remain under pressure, trading in a broad range centered near current levels. Investors are likely to remain concerned about future action by the Federal Reserve Board. Y2K considerations may prohibit a series of Federal Reserve Board moves at the end of the year and the beginning of 2000. Any improvement in bond prices will probably be contingent upon weakening in both US employment growth and consumer spending. The 100 basis point rise in US Treasury bond yields seen thus far this year may negatively affect US economic growth. The US housing market will be among the first sectors likely to be affected, as some declines have already been evidenced in response to higher mortgage rates. We believe that it is also unrealistic to expect double-digit returns in US equity markets to continue indefinitely. Much of the US consumer's wealth is tied to recent stock market appreciation. Any slowing in these incredible growth rates is likely to reduce consumer spending. We believe that these factors suggest that the worst of the recent increase in bond yields has passed and stable, if not slightly improving, bond prices may be expected.

In Conclusion

On September 9, 1999, MuniHoldings California Insured Fund IV, Inc.'s Board of Directors approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby MuniHoldings California Insured Fund II, Inc. would acquire substantially all of the assets and liabilities of the Fund, MuniHoldings California Insured Fund Inc. and MuniHoldings California Insured Fund III, Inc. in exchange for newly issued shares of MuniHoldings California Insured Fund II, Inc. These Funds are registered, non-diversified, closed-end management investment companies. All four entities have similar investment objectives and are managed by Fund Asset Management, L.P.

We appreciate your investment in MuniHoldings California Insured Fund IV, Inc.

Sincerely,


/s/ Terry K. Glenn

Terry K. Glenn
President and Director


/s/ Vincent R. Giordano

Vincent R. Giordano
Senior Vice President


/s/ Walter C. O'Connor

Walter C. O'Connor
Vice President and
Portfolio Manager

October 26, 1999



                                     2 & 3

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

SCHEDULE OF INVESTMENTS                                           (in Thousands)

                          S&P    Moody's   Face                                                                             Value
STATE                   Ratings  Ratings  Amount    Issue                                                                 (Note 1a)
===================================================================================================================================
California--99.6%        AAA     Aaa    $ 5,000     Alameda Corridor Transportation Authority, California,
                                                    Revenue Bonds, Senior Lien, Series A, 5% due 10/01/2029 (e)            $  4,447
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      1,205     Alameda County, California, Water District Revenue
                                                    Refunding Bonds, 4.75% due 6/01/2020 (e)                                  1,056
                         ----------------------------------------------------------------------------------------------------------
                         AAA     NR*      1,000     Anaheim, California, Public Financing Authority Revenue
                                                    Bonds (Electric System District Facilities), 5% due
                                                    10/01/2023 (e)                                                              902
                         ----------------------------------------------------------------------------------------------------------
                         NR*     Aa2      2,500     California Educational Facilities Authority, Revenue
                                                    Refunding Bonds, RIB, Series 147, 7.19% due 10/01/2027 (f)                2,344
                         ----------------------------------------------------------------------------------------------------------
                         AA-     Aa3      3,890     California HFA, M/F Housing III, Revenue Refunding Bonds,
                                                    AMT, Series A, 5.375% due 8/01/2028                                       3,583
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      4,755     California HFA, Revenue Bonds, Home Mortgage, AMT,
                                                    Series R, 5.25% due 8/01/2026 (a)                                         4,341
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     California Health Facilities Finance Authority Revenue
                                                    Bonds (Kaiser Permanente), Series A, 5.50% due 6/01/2022 (c)              1,949
                         ----------------------------------------------------------------------------------------------------------
                                                    California Health Facilities Finance Authority, Revenue
                                                    Refunding Bonds (e):
                         A1+     VMIG1+   3,300       (Adventist Hospital), VRDN, Series B, 3.80% due 9/01/2028 (g)           3,300
                         AAA     NR*      8,500       RIB, Series 90, 6.865% due 8/15/2028 (f)                                7,565
                         AAA     Aaa         45       (Sutter Health), Series A, 5.35% due 8/15/2028                             42
                         ----------------------------------------------------------------------------------------------------------
                                                    California Pollution Control Financing Authority, PCR,
                                                    Refunding, VRDN (g):
                         NR*     NR*      1,550       (Pacific Gas and Electric), Series E, 3.75% due 11/02/2026              1,550
                         A1+     NR*      2,400       (Pacific Gas and Electric), Series F, 3.80% due 11/01/2026              2,400
                         A1      P1       1,300       (Southern California Edison), Series C, 3.80% due 2/28/2008             1,300
                         ----------------------------------------------------------------------------------------------------------
                                                    California State Economic Development Financing Authority
                                                    Revenue Bonds (California Independent Systems Project),
                                                    VRDN (g):
                         A1+     VMIG1+     300       Series C, 3.75% due 4/01/2008                                             300
                         A1+     VMIG1+   2,900       Series D, 3.75% due 4/01/2008                                           2,900
                         ----------------------------------------------------------------------------------------------------------
                                                    California State, GO, Refunding:
                         AAA     Aaa     13,135       5% due 2/01/2023 (b)                                                   11,861
                         AAA     Aaa      2,500       4.25% due 10/01/2026 (e)                                                1,963
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     California State Public Works, Board Lease Revenue
                                                    Refunding Bonds, Department of Corrections, Series B,
                                                    5% due 9/01/2021 (e)                                                      1,817
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,000     Calleguas-Las Virgines, California, Public Financing
                                                    Authority, Installment Purchase Revenue Refunding Bonds
                                                    (Las Virgines Municipal Water District), 5% due 11/01/2023 (c)            2,705
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      1,395     Capistrano, California, Unified School District, Community
                                                    Facility District, Special Tax Refunding Bonds (Las Flores),
                                                    Number 92-1, 5% due 9/01/2023 (e)                                         1,258
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      4,000     Castaic Lake Water Agency, California, Revenue Bonds, COP
                                                    (Water System Improvement Project), 5.50% due 8/01/2023 (a)               3,911
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      8,000     Central Coast Water Authority, California, Revenue
                                                    Refunding Bonds (State Water Project Regional Facilities),
                                                    Series A, 5% due 10/01/2022 (a)                                           7,259
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      6,140     Contra Costa, California, Water District, Water Revenue
                                                    Bonds, Series G, 5% due 10/01/2024 (e)                                    5,503
                         ----------------------------------------------------------------------------------------------------------
                                                    East Side Union High School District, California, Santa
                                                    Clara County, GO, Series E (b):
                         AAA     Aaa      3,205       5% due 9/01/2022                                                        2,901
                         AAA     Aaa      5,655       5% due 9/01/2023                                                        5,100
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,500     Fontana, California, Redevelopment Agency, Tax Allocation
                                                    Refunding Bonds (Southwest Industrial Park Project), 5%
                                                    due 9/01/2022 (e)                                                         2,263
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,390     Fresno, California, Sewer Revenue Bonds, Series A, 5%
                                                    due 9/01/2023 (e)                                                         3,066
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      5,200     Glendale, California, Unified School District, GO,
                                                    Series B, 5.125% due 9/01/2023 (c)                                        4,774
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      4,600     La Quinta, California, Redevelopment Agency, Tax
                                                    Allocation Refunding Bonds (Redevelopment Project Area
                                                    Number 1), 5.20% due 9/01/2028 (a)                                        4,238
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      4,000     Long Beach, California, Bond Finance Authority, Lease
                                                    Revenue Bonds (Rainbow Harbor Refining Project),
                                                    Series A, 5.25% due 5/01/2024 (a)                                         3,743
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,590     Long Beach, California, Water Revenue Refunding Bonds,
                                                    Series A, 5% due 5/01/2024 (e)                                            3,229
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa     10,650     Los Altos, California, School District, GO, Series A,
                                                    5% due 8/01/2023 (c)                                                      9,607
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,000     Los Angeles, California, Convention and Exhibition Center
                                                    Authority, Lease Revenue Refunding Bonds, Series A,
                                                    5.125% due 8/15/2021 (e)                                                  2,768
                         ----------------------------------------------------------------------------------------------------------
                                                    Los Angeles, California, Unified School District, GO (b):
                         AAA     Aaa      4,200       Series A, 5% due 7/01/2021                                              3,816
                         AAA     Aaa     11,415       Series B, 5% due 7/01/2023                                             10,299
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     Los Angeles, California, Wastewater System Revenue Bonds,
                                                    Series A, 5% due 6/01/2023 (b)                                            1,805
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     Los Angeles County, California, Metropolitan Transportation
                                                    Authority, Sales Tax Revenue Refunding Bonds, First Tier,
                                                    Senior Series B, 4.75% due 7/01/2024 (c)                                  1,721
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,065     Monterey County, California, COP, Refunding (Natividad
                                                    Medical Center Improvement), Series E, 4.75% due
                                                    8/01/2027 (e)                                                             2,612
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,250     Northern California Power Agency, Multiple Capital
                                                    Facilities Revenue Refunding Bonds, Series A, 5% due
                                                    8/01/2025 (a)                                                             2,016
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      1,250     Northern California Power Agency, Public Power Revenue
                                                    Refunding Bonds (Hydroelectric Project Number 1),
                                                    Series A, 5.20% due 7/01/2032 (e)                                         1,135
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      5,000     Oakland, California, State Building Authority, Lease
                                                    Revenue Bonds (Elihu M. Harris), Series A, 5% due
                                                    4/01/2023 (a)                                                             4,514
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     Pomona, California, Public Financing Authority, Revenue
                                                    Refunding Bonds (SW Pomona Redevelopment Project),
                                                    Series W, 5% due 2/01/2024 (e)                                            1,800
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     Roseville, California, Electric System Revenue Bonds,
                                                    COP, 5.50% due 2/01/2024 (c)                                              1,953
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     San Diego, California, Certificates of Unified Dividend
                                                    Interest, Water Utility Fund, Net System Revenue Bonds,
                                                    5% due 8/01/2021 (b)                                                      1,817
                         ----------------------------------------------------------------------------------------------------------

Portfolio
Abbreviations

To simplify the listings of MuniHoldings California Insured Fund IV, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

AMT   Alternative Minimum Tax (subject to)
COP   Certificates of Participation
GO    General Obligation Bonds
HFA   Housing Finance Agency
M/F   Multi-Family
PCR   Pollution Control Revenue Bonds
RIB   Residual Interest Bonds
VRDN  Variable Rate Demand Notes



                                     4 & 5

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

SCHEDULE OF INVESTMENTS (concluded)                               (in Thousands)

                          S&P    Moody's   Face                                                                             Value
STATE                   Ratings  Ratings  Amount    Issue                                                                 (Note 1a)
===================================================================================================================================
California                                          San Diego, California, Public Facilities Financing Authority, Sewer Revenue
(concluded)                                         Bonds (b):
                         AAA     Aaa    $ 5,000       5% due 5/15/2025                                                      $ 4,469
                         AAA     Aaa      4,265       Series A, 5% due 5/15/2029                                              3,796
                         ----------------------------------------------------------------------------------------------------------
                         AAA     NR*      5,825     San Diego County, California, COP, Refunding (Central
                                                    Jail), 5% due 10/01/2025 (a)                                              5,218
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,650     San Dieguito, California, Public Facilities Authority
                                                    Revenue Bonds, Series A, 5% due 8/01/2023 (a)                             2,390
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      8,900     San Francisco, California, City and County Airport
                                                    Commission, International Airport Revenue Bonds,
                                                    Second Series, Issue 15B, 5% due 5/01/2024 (e)                            8,005
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,500     San Francisco, California, City and County Redevelopment
                                                    Agency, Hotel Tax Revenue Refunding Bonds, 5% due
                                                    7/01/2025 (c)                                                             3,136
                         ----------------------------------------------------------------------------------------------------------
                         AAA     NR*      3,530     San Francisco, California, City and County Redevelopment
                                                    Agency, M/F Housing Revenue Bonds (1045 Mission Apartments),
                                                    AMT, Series C, 5.25% due 12/20/2027 (d)                                   3,189
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      4,845     San Jose, California, Redevelopment Agency Tax Allocation
                                                    (Merged Area Redevelopment Project), 5% due 8/01/2026 (a)                 4,332
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      5,000     San Mateo County, California, Joint Powers Authority, Lease
                                                    Revenue Refunding Bonds (Capital Projects), Series A,
                                                    4.75% due 7/15/2023 (c)                                                   4,321
                         ----------------------------------------------------------------------------------------------------------
                         NR*     Aaa      2,000     Santa Clara, California, Redevelopment Agency, Tax
                                                    Allocation Bonds, RIB, Series 164, 7.184% due
                                                    6/01/2023 (a)(f)                                                          1,912
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa     10,000     Santa Clara County, California, Financing Authority,
                                                    Lease Revenue Refunding Bonds, Series A, 5% due
                                                    11/15/2022 (a)                                                            9,047
                         ----------------------------------------------------------------------------------------------------------
                                                    Stockton, California, Revenue Refunding Bonds, COP
                                                    (Wastewater System Project), Series A (e):
                         AAA     Aaa      3,000       5% due 9/01/2023                                                        2,706
                         AAA     Aaa      5,000       5.20% due 9/01/2029                                                     4,601
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      5,500     Turlock, California, Irrigation District Revenue Refunding
                                                    Bonds, Series A, 5% due 1/01/2026 (e)                                     4,924
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      2,000     University of California, COP, Series A, 5.125% due
                                                    11/01/2020 (a)                                                            1,853
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      3,000     University of California Revenue Bonds (Research
                                                    Facilities), Series D, 5% due 9/01/2024 (c)                               2,696
                         ----------------------------------------------------------------------------------------------------------
                         AAA     Aaa      1,000     University of California, Revenue Refunding Bonds
                                                    (Multiple Purpose Projects), Series E, 5.125% due
                                                    9/01/2020 (e)                                                               929
===================================================================================================================================
                         Total Investments (Cost--$234,192)--99.6%                                                          216,957

                         Other Assets Less Liabilities--0.4%                                                                    894
                                                                                                                           --------
                         Net Assets--100.0%                                                                                $217,851
                                                                                                                           ========
===================================================================================================================================

(a)   AMBAC Insured.
(b)   FGIC Insured.
(c)   FSA Insured.
(d)   GNMA Collateralized.
(e)   MBIA Insured.
(f) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at September 30, 1999.
(g) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at September 30, 1999.
*     Not Rated.
+     Highest short-term ratings by Moody's Investors Service, Inc.

Ratings of issues shown have not been audited by Deloitte & Touche LLP.

      See Notes to Financial Statements.

STATEMENT OF ASSETS, LIABILITIES AND CAPITAL

               As of September 30, 1999
===============================================================================================================
Assets:        Investments, at value (identified cost--$234,191,948)
                 (Note 1a) ....................................................                    $ 216,956,761
               Cash ...........................................................                           82,747
               Receivables:
                 Securities sold ..............................................   $   3,652,080
                 Interest .....................................................       3,269,148        6,921,228
                                                                                  -------------
               Prepaid expenses and other assets ..............................                           27,873
                                                                                                   -------------
               Total assets ...................................................                      223,988,609
                                                                                                   -------------
===============================================================================================================
Liabilities:   Payables:
                 Securities purchased .........................................       5,932,590
                 Offering costs (Note 1e) .....................................          51,220
                 Investment adviser (Note 2) ..................................           5,080        5,988,890
                                                                                  -------------
               Accrued expenses and other liabilities .........................                          148,498
                                                                                                   -------------
               Total liabilities ..............................................                        6,137,388
                                                                                                   -------------
===============================================================================================================
Net Assets:    Net assets .....................................................                    $ 217,851,221
                                                                                                   =============
===============================================================================================================
Capital:       Capital Stock (200,000,000 shares authorized) (Note 4):
                 Preferred Stock, par value $.10 per share
                 (3,640 shares of AMPS* issued and outstanding
                 at $25,000 per share liquidation preference) .................                    $  91,000,000
                 Common Stock, par value $.10 per share (9,899,271
                 shares issued and outstanding) ...............................   $     989,927
               Paid-in capital in excess of par ...............................     146,321,276
               Undistributed investment income--net ...........................         736,713
               Accumulated realized capital losses on investments--net (Note 5)      (3,961,508)
               Unrealized depreciation on investments--net ....................     (17,235,187)
                                                                                  -------------
               Total--Equivalent to $12.81 net asset value per share of Common
               Stock (market price--$12.75) ...................................                      126,851,221
                                                                                                   -------------
               Total capital ..................................................                    $ 217,851,221
                                                                                                   =============
===============================================================================================================

*     Auction Market Preferred Stock.

      See Notes to Financial Statements.


                                     6 & 7

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

STATEMENT OF OPERATIONS

                      For the Period January 29, 1999+ to September 30, 1999
=============================================================================================================
Investment            Interest and amortization of premium and discount
Income (Note 1d):       earned ...............................................                   $  7,518,205
=============================================================================================================
Expenses:             Investment advisory fees (Note 2) ......................   $    797,053
                      Commission fees (Note 4) ...............................        137,662
                      Accounting services (Note 2) ...........................         31,076
                      Professional fees ......................................         30,008
                      Transfer agent fees ....................................         25,375
                      Directors' fees and expenses ...........................         18,319
                      Printing and shareholder reports .......................         12,865
                      Listing fees ...........................................         10,363
                      Custodian fees .........................................          9,639
                      Pricing fees ...........................................          5,263
                      Other ..................................................          7,790
                                                                                 ------------
                      Total expenses before reimbursement ....................      1,085,413
                      Reimbursement of expenses (Note 2) .....................       (555,841)
                                                                                 ------------
                      Total expenses .........................................                        529,572
                                                                                                 ------------
                      Investment income--net .................................                      6,988,633
                                                                                                 ------------
=============================================================================================================
Realized &            Realized loss on investments--net ......................                     (3,961,508)
Unrealized Loss       Unrealized depreciation on investments--net ............                    (17,235,187)
On Investments--Net                                                                              ------------
(Notes 1b, 1d & 3):   Net Decrease in Net Assets Resulting from Operations ...                   $(14,208,062)
                                                                                                 ============
=============================================================================================================

+     Commencement of operations.

      See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

                                                                                For the Period
                                                                          January 29, 1999+ to
                   Increase (Decrease) in Net Assets:                       September 30, 1999
==============================================================================================
Operations:        Investment income--net ....................................   $   6,988,633
                   Realized loss on investments--net .........................      (3,961,508)
                   Unrealized depreciation on investments--net ...............     (17,235,187)
                                                                                 -------------
                   Net decrease in net assets resulting from operations ......     (14,208,062)
                                                                                 -------------
==============================================================================================
Dividends to       Investment income--net:
Shareholders         Common Stock ............................................      (4,660,038)
(Note 1f):           Preferred Stock .........................................      (1,591,882)
                                                                                 -------------
                   Net decrease in net assets resulting from dividends to
                   shareholders ..............................................      (6,251,920)
                                                                                 -------------
==============================================================================================
Capital Stock      Proceeds from issuance of Common Stock ....................     147,900,000
Transactions       Proceeds from issuance of Preferred Stock .................      91,000,000
(Notes 1e & 4):    Value of shares issued to Common Stock shareholders in
                   reinvestment of dividends and distributions ...............         426,575
                   Offering costs resulting from the issuance of Common Stock         (262,877)
                   Offering and underwriting costs resulting from the issuance
                   of Preferred Stock ........................................        (852,500)
                                                                                 -------------
                   Net increase in net assets derived from capital stock
                   transactions ..............................................     238,211,198
                                                                                 -------------
==============================================================================================
Net Assets:        Total increase in net assets ..............................     217,751,216
                   Beginning of period .......................................         100,005
                                                                                 -------------
                   End of period* ............................................   $ 217,851,221
                                                                                 =============
==============================================================================================
                 * Undistributed investment income--net ......................   $     736,713
                                                                                 =============
==============================================================================================

+     Commencement of operations.

      See Notes to Financial Statements.


                                     8 & 9

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

FINANCIAL HIGHLIGHTS

                      The following per share data and ratios have been derived
                      from information provided in the financial statements.                 For the Period
                                                                                       January 29, 1999+ to
                      Increase (Decrease) in Net Asset Value:                            September 30, 1999
===========================================================================================================
Per Share             Net asset value, beginning of period ..................................   $     15.00
Operating                                                                                       -----------
Performance:          Investment income--net ................................................           .70
                      Realized and unrealized loss on investments--net ......................         (2.14)
                                                                                                -----------
                      Total from investment operations ......................................         (1.44)
                                                                                                -----------
                      Less dividends to Common Stock shareholders from investment
                        income--net .........................................................          (.47)
                                                                                                -----------
                      Total dividends to Common Stock shareholders ..........................          (.47)
                                                                                                -----------
                      Capital charge resulting from issuance of Common Stock ................          (.03)
                                                                                                -----------
                      Effect of Preferred Stock activity:++
                        Dividends to Preferred Stock shareholders:
                          Investment income--net ............................................          (.16)
                        Capital charge resulting from issuance of Preferred Stock ...........          (.09)
                                                                                                -----------
                      Total effect of Preferred Stock activity ..............................          (.25)
                                                                                                -----------
                      Net asset value, end of period ........................................   $     12.81
                                                                                                ===========
                      Market price per share, end of period .................................   $     12.75
                                                                                                ===========
===========================================================================================================
Total Investment      Based on market price per share .......................................        (12.02%)@@
Return:**                                                                                       ===========
                      Based on net asset value per share ....................................        (11.61%)@@
                                                                                                ===========
===========================================================================================================
Ratios Based on       Total expenses, net of reimbursement*** ...............................           .59%*
Average Net Assets                                                                              ===========
Of Common Stock:      Total expenses*** .....................................................          1.21%*
                                                                                                ===========
                      Total investment income--net*** .......................................          7.78%*
                                                                                                ===========
                      Amount of dividends to Preferred Stock shareholders ...................          1.77%*
                                                                                                ===========
                      Investment income--net, to Common Stock shareholders ..................          6.01%*
                                                                                                ===========
===========================================================================================================
Ratios Based on       Total expenses, net of reimbursement ..................................           .37%*
Total Average Net                                                                               ===========
Assets:+++***         Total expenses ........................................................           .75%*
                                                                                                ===========
                      Total investment income--net ..........................................          4.82%*
                                                                                                ===========
===========================================================================================================
Ratios Based on       Dividends to Preferred Stock shareholders .............................          2.89%*
Average Net Assets                                                                              ===========
Of Preferred Stock:
===========================================================================================================
Supplemental Data:    Net assets, net of Preferred Stock, end of period (in thousands) ......   $   126,851
                                                                                                ===========
                      Preferred Stock outstanding, end of period (in thousands) .............   $    91,000
                                                                                                ===========
                      Portfolio turnover ....................................................         94.24%
                                                                                                ===========
===========================================================================================================
Leverage:             Asset coverage per $1,000 .............................................   $     2,394
                                                                                                ===========
===========================================================================================================
Dividends Per         Series A--Investment income--net ......................................   $       428
Share on Preferred                                                                              ===========
Stock Outstanding:    Series B--Investment income--net ......................................   $       447
                                                                                                ===========
===========================================================================================================

*     Annualized.
** Total investment returns based on market value, which can be significantly greater or lesser than the net asset value, may result in substantially different returns. Total investment returns exclude the effects of sales charges.
***   Do not reflect the effect of dividends to Preferred Stock shareholders.
+     Commencement of operations.
++    The Fund's Preferred Stock was issued on February 22, 1999.
+++   Includes Common and Preferred Stock average net assets.
@@    Aggregate total investment return.

      See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

MuniHoldings California Insured Fund IV, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The Fund's financial statements are prepared in accordance with generally accepted accounting principles, which may require the use of management accruals and estimates. Prior to commencement of operations on January 29, 1999, the Fund had no operations other than those relating to organizational matters and the sale of 6,667 shares of Common Stock on January 13, 1999 to Fund Asset Management, L.P. ("FAM") for $100,005. The Fund's Common Stock is listed on the New York Stock Exchange under the symbol CIL. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Municipal bonds are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained by the Fund's pricing service from dealers that make markets in such securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their closing prices as of the close of such exchanges. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.



                                    10 & 11

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

NOTES TO FINANCIAL STATEMENTS (concluded)

o Financial futures contracts--The Fund may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options--The Fund is authorized to write covered call options and purchase put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transac tion), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Offering expenses--Direct expenses relating to the public offering of the Fund's Common and Preferred Stock were charged to capital at the time of issuance of the shares.

(f) Dividends and distributions--Dividends from net investment income are declared and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with FAM. The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of .55% of the Fund's average weekly net assets, including issuance of Preferred Stock. For the period January 29, 1999 to September 30, 1999, FAM earned fees of $797,053, of which $536,241 was voluntarily waived. FAM also reimbursed the Fund for additional expenses of $19,600.

During the period January 29, 1999 to September 30, 1999, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of FAM, received underwriting fees of $682,500 in connection with the issuance of the Fund's Preferred Stock.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the period January 29, 1999 to September 30, 1999 were $413,843,523 and $186,749,602, respectively.

Net realized gains (losses) for the period January 29, 1999 to September 30, 1999 and net unrealized losses as of September 30, 1999 were as follows:

--------------------------------------------------------------------------------
                                                 Realized           Unrealized
                                              Gains (Losses)          Losses
--------------------------------------------------------------------------------
Long-term investments ..................       $ (4,597,645)       $(17,235,187)
Financial futures contracts ............            636,137                  --
                                               ------------        ------------
Total ..................................       $ (3,961,508)       $(17,235,187)
                                               ============        ============
--------------------------------------------------------------------------------

As of September 30, 1999, net unrealized depreciation for Federal income tax purposes aggregated $17,245,357, of which $21,388 related to appreciated securities and $17,266,745 related to depreciated securities. The aggregate cost of investments at September 30, 1999 for Federal income tax purposes was $234,202,118.

4. Capital Stock Transactions:

The Fund is authorized to issue 200,000,000 shares of capital stock, including Preferred Stock, par value $.10 per share, all of which were initially classified as Common Stock. The Board of Directors is authorized, however, to reclassify any unissued shares of capital stock without approval of holders of Common Stock.

Common Stock

Shares issued and outstanding during the period January 29, 1999 to September 30, 1999 increased by 9,860,000 from shares sold and by 32,604 as a result of dividend reinvestment.

Preferred Stock

Auction Market Preferred Stock ("AMPS") are shares of Preferred Stock of the Fund, with a par value of $.10 per share and a liquidation preference of $25,000 per share, that entitle their holders to receive cash dividends at an annual rate that may vary for the successive dividend periods. The yields in effect at September 30, 1999 were as follows: Series A, 3.25% and Series B, 3.49%.

In connection with the offering of AMPS, the Board of Directors has reclassified 3,640 shares of unissued capital stock as AMPS. Shares issued and outstanding during the period January 29, 1999 to September 30, 1999 increased by 3,640 as a result of the AMPS offering.

The Fund pays commissions to certain broker-dealers at the end of each auction at an annual rate ranging from .25% to .375%, calculated on the proceeds of each auction. For the period January 29, 1999 to September 30, 1999, MLPF&S, an affiliate of FAM, earned $115,447 as commissions.

5. Capital Loss Carryforward:

At September 30, 1999, the Fund had a net capital loss carryforward of approximately $3,951,000, all of which expires in 2007. This amount will be available to offset like amounts of any future taxable gains.

6. Reorganization Plan:

On September 9, 1999, the Fund's Board of Directors approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby MuniHoldings California Insured Fund II, Inc. would acquire substantially all of the assets and liabilities of the Fund, MuniHoldings California Insured Fund, Inc. and MuniHoldings California Insured Fund III, Inc. in exchange for newly issued shares of MuniHoldings California Insured Fund II, Inc. These Funds are registered, non-diversified, closed-end management investment companies. All four entities have similar investment objectives and are managed by FAM.

7. Subsequent Event:

On October 6, 1999, the Fund's Board of Directors declared an ordinary income dividend to Common Stock shareholders in the amount of $.068000 per share, payable on October 28, 1999 to shareholders of record as of October 22, 1999.


                                    12 & 13

               MuniHoldings California Insured Fund IV, Inc., September 30, 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
MuniHoldings California Insured Fund IV, Inc.:

We have audited the accompanying statement of assets, liabilities and capital, including the schedule of investments, of MuniHoldings California Insured Fund IV, Inc., as of September 30, 1999, the related statements of operations and changes in net assets, and the financial highlights for the period January 29, 1999 (commencement of operations) to September 30, 1999. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at September 30, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of MuniHoldings California Insured Fund IV, Inc. as of September 30, 1999, the results of its operations, the changes in its net assets, and the financial highlights for the period January 29, 1999 (commencement of operations) to September 30, 1999 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
November12, 1999

IMPORTANT TAX INFORMATION (unaudited)

All of the net investment income distributions paid by MuniHoldings California Insured Fund IV, Inc. during its taxable year ended September 30, 1999 qualify as tax-exempt interest dividends for Federal income tax purposes.

Additionally, there were no capital gains distributions paid by the Fund during the year.

Please retain this information for your records.

QUALITY PROFILE

The quality ratings of securities in the Fund as of September 30, 1999 were as follows:

--------------------------------------------------------------------------------
                                                                      Percent of
S&P Rating/Moody's Rating                                             Net Assets
--------------------------------------------------------------------------------
AAA/Aaa ...............................................................   91.5%
AA/Aa .................................................................    2.7
Other+ ................................................................    5.4
--------------------------------------------------------------------------------

+     Temporary investments in short-term municipal securities.

MANAGED DIVIDEND POLICY

The Fund's dividend policy is to distribute substantially all of its net investment income to its shareholders on a monthly basis. However, in order to provide shareholders with a more consistent yield to the current trading price of shares of Common Stock of the Fund, the Fund may at times pay out less than the entire amount of net investment income earned in any particular month and may at times in any particu lar month pay out such accumulated but undistributed income in addition to net investment income earned in that month. As a result, the dividends paid by the Fund for any particular month may be more or less than the amount of net investment income earned by the Fund during such month. The Fund's current accumulated but undistributed net investment income, if any, is disclosed in the Statement of Assets, Liabilities and Capital, which comprises part of the financial information included in this report.


                                    14 & 15

Officers and Directors

Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Richard R. West, Director
Arthur Zeikel, Director
Vincent R. Giordano, Senior Vice President
Robert A. DiMella, Vice President
Kenneth A. Jacob, Vice President
Walter C. O'Connor, Vice President
Donald C. Burke, Vice President and
  Treasurer
William E. Zitelli, Secretary

Custodian

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Transfer Agents

Common Stock:
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Preferred Stock:
The Bank of New York
100 Church Street
New York, NY 10286

NYSE Symbol
CIL

This report, including the financial information herein, is transmitted to the shareholders of MuniHoldings California Insured Fund IV, Inc. for their information. It is not a prospectus, circular or representation intended for use in the purchase of shares of the Fund or any securities mentioned in the report. Past performance results shown in this report should not be considered a representation of future performance. The Fund has the ability to leverage its Common Stock by issuing Preferred Stock to provide the Common Stock shareholders with a potentially higher rate of return. Leverage creates risks for Common Stock shareholders, including the likelihood of greater volatility of net asset value and market price of shares of the Common Stock, and the risk that fluctuations in the short-term dividend rates of the Preferred Stock may affect the yield to Common Stock shareholders. Statements and other information herein are as dated and are subject to change.

MuniHoldings California
Insured Fund IV, Inc.
Box 9011
Princeton, NJ
08543-9011                                                          CAINS4--9/99

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